Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On May 17, 2023 (the “Closing Date”), EyePoint Pharmaceuticals, Inc. (the “Company”) entered into a product rights agreement (the “Product Rights Agreement”) with Alimera Sciences, Inc. (“Alimera”) to grant to Alimera an exclusive (even as to the Company) and sublicensable right and license under the Company’s and its affiliates’ interest in certain of the Company’s and its affiliates’ intellectual property to develop, manufacture, sell, commercialize and otherwise exploit certain products, including YUTIQ® (fluocinolone acetonide intravitreal implant) 0.18 mg, for the treatment and prevention of uveitis in the entire world except Europe, the Middle East and Africa (collectively, the “License”). Additionally, pursuant to the Product Rights Agreement, the Company will transfer and assign to Alimera certain assets (the “Transferred Assets”) and certain contracts with third parties related to YUTIQ®, including the new drug application #210331 for YUTIQ® (collectively, the “Asset Transfer”). The Transferred Assets consist primarily of agreements and internally developed intangible assets which have zero carrying value and are not reflected on the Company’s balance sheet as of March 31, 2023.

Pursuant to the Product Rights Agreement, Alimera has paid to the Company an upfront payment of $75 million (the “Upfront Payment”). Alimera will also make four quarterly guaranteed payments to the Company totaling $7.5 million during 2024 (the “Guaranteed Payments”). Alimera will also pay royalties to the Company from 2025 to 2028 at a percentage of low-to-mid double digits of Alimera’s annual net sales of certain products (including YUTIQ®) in excess of certain thresholds, beginning at $70 million in 2025, and increasing annually thereafter. Upon Alimera’s payment of the Upfront Payment and the Guaranteed Payments, the licenses and rights granted to Alimera will automatically become perpetual and irrevocable. Pursuant to the Product Rights Agreement, Alimera will offer employment to a minimum number of employees whose work relates primarily to YUTIQ® upon the closing of the Transaction (as defined below) (the “Closing”).

On the Closing Date, the Company and Alimera also entered into a commercial supply agreement (the “Supply Agreement”) pursuant to which, during the term of the Product Rights Agreement, the Company agreed to manufacture and exclusively supply to Alimera agreed-upon quantities of YUTIQ® necessary for Alimera to commercialize YUTIQ® in the United States at certain cost plus amounts, subject to adjustments set forth in the Supply Agreement (the “Supply Transaction” and together with the License and the Asset Transfer, the “Transaction”). The initial term of the Supply Agreement is two years following the Closing Date, subject to certain changes set forth in the Supply Agreement.

On the Closing Date, the Company’s existing Loan and Security Agreement (as amended, the “Loan Agreement”), dated as of March 9, 2022, by and among the Company and Icon Bioscience, Inc., a subsidiary of the Company, as borrowers, and BancShares, Inc. (“First Citizens”) as successor to Silicon Valley Bank (“SVB”), as lender (the “Lender”), which provided for (i) a senior secured term loan facility of $30.0 million (the “Term Facility”) and (ii) a senior secured revolving credit facility of up to $15.0 million (the “Revolving Facility” and together with the Term Facility, the “Credit Facilities”), terminated and all outstanding amounts under such loan were repaid in full, and all security interests and other liens granted to or held by the Lender were terminated and released. The aggregate principal amount of the loan outstanding under the Loan Agreement was $30.0 million at the time of termination. During 2022, the Company used the proceeds from the aforementioned Loan Agreement to repay the Company’s loan with CRG Servicing LLC (the “CRG Loan”). An unused commitment fee of 0.25% per annum applied to unutilized borrowing capacity under the Revolving Facility. In accordance with the terms of the Loan Agreement, at the time of termination, the Company also paid the Lender a prepayment fee of $0.6 million (equal to 2.00% of the aggregate principal amount of the Term Facility), an exit fee of $0.6 million, $0.1 million of accrued interest and $0.2 million, representing in the aggregate a statement fee, termination fee and unused credit line fee under the Revolving Facility. Additionally, prior to the Closing Date, the Company repaid the full outstanding balance of $5.3 million under the Revolving Facility in April 2023.

The following unaudited pro forma condensed consolidated financial information are derived from, and should be read in conjunction with, the Company’s historical financial statements and the notes thereto, as presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 10, 2023, and the Company’s quarterly report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 4, 2023.

The foregoing description of the License and the Asset Transfer is generally considered a disposition of assets under Item 2.01 of Form 8-K. The Transaction does not meet the criteria requiring discontinued operations presentation in accordance with U.S. Generally Accepted Accounting Principles as the Transferred Assets do not meet the definition of a component. As a result, the unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses (“Release No. 33-10786”). Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments in the following unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 assumes the Transaction and the termination and repayment of the Loan Agreement had occurred on March 31, 2023. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2022 and the three months ended March 31, 2023 give effect to the Transaction and the termination and repayment of the Loan Agreement as if it had occurred as of January 1, 2022. The unaudited pro forma condensed consolidated financial information reflect the following transaction accounting adjustments for the Transaction and other pro forma adjustments for the termination and repayment of the Loan Agreement:

•	receipt of the cash proceeds that were payable on the Closing Date in connection with the Transaction; and

•

the Company’s use of a portion of the proceeds from the Transaction to repay the $30 million due under the Term Facility and approximately $1.5 million of associated interest and fees under the Term Facility and the Revolving Facility.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is based on the Company’s preliminary accounting analysis for the Transaction and upon estimates by the Company’s management, which are based upon available information and certain assumptions that the Company’s management believes are reasonable as of the date of this filing. The unaudited pro forma condensed consolidated financial information are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction and termination and repayment of the Loan Agreement been consummated as of the periods indicated, nor does it purport to indicate results which may be attained in the future. The Company has not completed its accounting analysis for the Transaction. Therefore, the final accounting for the Transaction may differ materially from the transaction adjustments presented in the unaudited pro forma condensed consolidated financial information (see Note (a)). The unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2022 and the three months ended March 31, 2023 should be read in conjunction with the notes thereto.

EyePoint Pharmaceuticals, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2023

(unaudited)

(In thousands, except share and per share amounts)

	EyePoint (Historical)	Transaction Accounting Adjustments	Notes	Other Pro Forma Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$105,765	$75,000	(a)	$(31,485)	(d)	$143,985
				(5,295)	(e)
Marketable securities	16,718	—		—		16,718
Accounts and other receivables, net	10,422	197	(b)	—		10,619
Prepaid expenses and other current assets	9,081	(197)	(b)	—		8,884
Inventory	4,071	—		—		4,071

Total current assets	146,057	75,000		(36,780)		184,277

Property and equipment, net	2,609	—		—		2,609
Operating lease right-of-use assets	5,777	—		—		5,777
Restricted cash	150	—		—		150

Total assets	$154,593	$75,000		$(36,780)		$192,813

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,453	$—		$—		$9,453
Accrued expenses	10,485	1,005	(c)	(260)	(d)	11,230
Deferred revenue	1,237	75,000	(a)	—		76,237
Short-term borrowings	5,295	—		(5,295)	(e)	—
Other current liabilities	772	—		—		772

Total current liabilities	27,242	76,005		(5,555)		97,692

Long-term debt	29,370	—		(29,370)	(d)	—
Deferred revenue – noncurrent	13,270	—		—		13,270
Operating lease liabilities – noncurrent	5,721	—		—		5,721
Other long-term liabilities	600	—		(600)	(d)	—

Total liabilities	76,203	76,005.00		(35,525)		116,683

Stockholders’ equity
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—		—		—
Common stock, $.001 par value, 300,000,000 shares authorized at March 31, 2023; 34,301,926 shares issued and outstanding at March 31, 2023	34	—		—		34
Additional paid-in capital	770,028	—		—		770,028
Accumulated deficit	(692,515)	(1,005)	(c), (l)	(1,255)	(d)	(694,775)
Accumulated other comprehensive income	843	—		—		843

Total shareholders’ equity	$154,593	$75,000		$(36,780)		$192,813

EyePoint Pharmaceuticals, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2023

(unaudited)

(In thousands, except share and per share amounts)

	EyePoint (Historical)	Transaction Accounting Adjustments	Notes	Other Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Product sales, net	$7,394	$(7,372)	(f)	$—		$540
		518	(g)
License and collaboration agreements	34	9,467	(h)	—		9,501
Royalty income	255	—		—		255

Total revenues	7,683	2,613		—		10,296

Operating expenses:
Cost of sales, excluding amortization of acquired intangible assets	640	(131)	(f)	—		509
Research and development	13,618	(339)	(f)	—		13,181
		(98)	(j)
Sales and marketing	5,737	(1,284)	(f)	—		3,551
		(902)	(i)
General and administrative	9,242	—		—		9,242

Total operating expenses	29,237	(2,754)		—		26,483

Loss from operations	(21,554)	5,367		—		(16,187)

Other income (expense):
Interest and other income, net	1,202	—		—		1,202
Interest expense	(812)	—		805	(d)	(7)

Total other income (expense), net	390	—		805		1,195

Net loss	$(21,164)	$5,367	(l)	$805	(l)	$(14,992)

Net loss per share – basic and diluted	$(0.56)					$(0.40)

Weighted average shares outstanding – basic and diluted	37,486					37,486

EyePoint Pharmaceuticals, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2022

(unaudited)

(In thousands, except share and per share amounts)

	EyePoint (Historical)	Transaction Accounting Adjustments	Notes		Other Pro Forma Adjustments	Notes		Pro Forma
Revenues:
Product sales, net	$39,905	$(28,329)	(f	)	$—			$13,596
		2,020	(g	)
License and collaboration agreements	362	37,284	(h	)	—			37,646
Royalty income	1,137	—			—			1,137

Total revenues	41,404	10,975			—			52,379

Operating expenses:
Cost of sales, excluding amortization of acquired intangible assets	8,326	(493)	(f	)	—			7,833
Research and development	49,642	(934)	(f	)	—			48,332
		(376)	(j	)
Sales and marketing	25,507	(5,164)	(f	)	—			17,443
		(2,900)	(i	)
General and administrative	34,817	—			—			34,817
Amortization of acquired intangible assets	2,050	—			—			2,050
Impairment of acquired intangible assets	20,699	—			—			20,699

Total operating expenses	141,041	(9,867)			—			131,174

Loss from operations	(99,637)	20,842			—			(78,795)

Other income (expense):
Interest and other income, net	2,131	—			—			2,131
Interest expense	(3,189)	—			2,261	(d	)	(12)
					916	(k	)
Gain (loss) on extinguishment of debt	(1,559)	—			(1,255)	(d	)	(1,255)
		—			1,559	(k	)

Total other income (expense), net	(2,617)	—			3,481			864

Net loss	$(102,254)	$20,842	(l	)	$3,481	(l	)	$(77,931)

Net loss per share – basic and diluted	$(2.74)							$(2.09)

Weighted average shares outstanding – basic and diluted	37,317							37,317

EyePoint Pharmaceuticals, Inc.

Notes to the Pro Forma Condensed Consolidated Financial Information

(unaudited)

The unaudited pro forma condensed consolidated financial information reflects the following adjustments:

(a)

To reflect the preliminary accounting treatment for the cash proceeds of the $75.0 million Upfront Payment from the Transaction as deferred revenue at the Closing pursuant to the Product Rights Agreement. Based on the Company’s preliminary accounting analysis for the Product Rights Agreement and the Supply Agreement, the License and supply units to be delivered under both agreements comprise a single, combined performance obligation as Alimera will not have the right or ability to manufacture YUTIQ® (or have YUTIQ® manufactured by a third-party contract manufacturing organization) over the initial two-year term pursuant to the Supply Agreement. The combined performance obligation is satisfied over time using the units delivered output method to measure progress based on initial estimated supply units of YUTIQ® over the two-year term for purposes of recognizing revenue (the “Units Delivered Output method”). As there is no supply unit delivered to Alimera at the Closing, the Company records the full $75.0 million Upfront Payment as deferred revenue in the unaudited pro forma condensed consolidated balance sheet. The accounting analysis for the Transaction, particularly as it relates to the assessment of performance obligations, and the measurement and timing of revenue recognition, is preliminary. A determination that there is more than one standalone performance obligation could result in upfront recognition of the $75.0 million Upfront Payment and the $7.5 million Guaranteed Payments totaling $82.5 million as revenue (see Note (h)).

(b)

To reflect the reclassification of a prepaid asset of $0.2 million to other receivables to reflect the portion of the $0.2 million annual regulatory fee paid by the Company that is reimbursable by Alimera pursuant to the terms of the Product Rights Agreement.

(c)	To reflect the accrual of estimated direct transaction costs of $1.0 million in connection with the Transaction.

(d)

To reflect the repayment of $30.0 million outstanding under the Term Facility upon the Closing, pursuant to the terms of the Loan Agreement with First Citizens, as well as approximately $1.5 million of accrued interest and various fees under the Credit Facilities, for an aggregate payment of $31.5 million. The loss on extinguishment of debt of $1.3 million reflects the excess of the aggregate payment of $31.5 million over the net carrying value of the long-term debt of $30.3 million, comprised of (i) $30.0 million of principal, minus (ii) $0.6 million of unamortized debt discount plus (iii) $0.3 million of accrued interest (included in accrued expense), and (iv) $0.6 million of accrued exit fee (included in other long-term liabilities). The corresponding reduction to interest expense in the unaudited pro forma condensed consolidated statements of operations of $2.3 million and $0.8 million for the year ended December 31, 2022 and the three months ended March 31, 2023, respectively, which includes amortization of deferred debt discount, is reflected as if such debt had been repaid on January 1, 2022.

(e)

To reflect the subsequent repayment of the $5.3 million outstanding balance under the Revolving Facility in April 2023 which was included as short-term borrowings on the unaudited pro forma condensed consolidated balance sheet, as if the Loan Agreement was terminated and repaid on March 31, 2023.

(f)

To reflect the elimination of product revenues and operating expenses related to the License as if the Transaction had occurred on January 1, 2022. These operating expenses are specifically related to certain costs of commercialization activities of the License, including marketing, promoting, distributing and other expenses, as well as certain costs related to clinical trials and pharmacovigilance that Alimera will be responsible at its sole costs following the Closing Date pursuant to the terms of the Product Rights Agreement.

EyePoint Pharmaceuticals, Inc.

Notes to the Pro Forma Condensed Consolidated Financial Information

(unaudited)

(g)

To reflect the revenue from products sold to Alimera under the Supply Agreement as if the Transaction had occurred on January 1, 2022. The product revenue of $2.0 million and $0.5 million for the year ended December 31, 2022 and the three months ended March 31, 2023, respectively, is based on the quantities of YUTIQ® sold by the Company during the periods presented, multiplied by the contractual price as set forth in the Supply Agreement. The actual quantities may be materially different than those disclosed in this unaudited pro forma condensed consolidated financial information.

(h)

To reflect the Company’s preliminary accounting treatment for the recognition of license revenue of $37.3 million and $9.5 million associated with the Transaction in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2022 and the three months ended March 31, 2023, respectively, as if the Transaction had occurred on January 1, 2022. The license revenue is calculated using the aforementioned Units Delivered Output method by using the estimated aggregated transaction price of $82.5 million, comprised of $75.0 million Upfront Payment and $7.5 million Guaranteed Payments pursuant to the Product Rights Agreement, multiplied by the percentage of (i) the actual quantities of YUTIQ® sold by the Company during the periods presented over (ii) the total estimated supply units over the two-year initial term pursuant to the Supply Agreement which consist of the actual quantities of YUTIQ® sold in 2022 and the first quarter of 2023 and the initial estimated supply units of YUTIQ® for the following nine month of 2023.

(i)

To reflect the elimination of employee-related expenses of $2.9 million and $0.9 million in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2022 and the three months ended March 31, 2023, respectively, as if the Transaction had occurred on January 1, 2022. These amounts represent the estimated average costs of a minimum number of employees whose work primarily relates to YUTIQ® as described in the Product Rights Agreement.

(j)	To reflect the elimination of the regulatory fee incurred by the Company as if the Transaction had occurred on January 1, 2022.

(k)

To reflect the elimination of the loss on extinguishment of debt of $1.6 million related to the early repayment of the CRG Loan in 2022 using the proceeds from the aforementioned Loan Agreement with First Citizens as if such debt with First Citizens had been repaid on January 1, 2022. The corresponding reduction to interest expense in the unaudited pro forma condensed consolidated statement of operations of $0.9 million for the year ended December 31, 2022, which includes amortization of deferred debt discount, is reflected as if the CRG Loan had been repaid on January 1, 2022.

(l)

Given the Company’s historic net operating loss carryforwards, associated valuation allowance and the positive and negative evidence upon the realization of its deferred tax assets, management recorded an annual effective income tax rate of 0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations resulted in no additional income tax expense or benefit.